Exhibit 99.1

QuickLogic Reports Fourth Quarter and Fiscal 2019 Results

SAN JOSE, Calif. – February 12, 2020 - QuickLogic Corporation (NASDAQ: QUIK) (“QuickLogic” or the “Company”), a developer of ultra-low power multi-core voice-enabled SoCs, embedded FPGA IP, and endpoint AI solutions, today announced its financial results for the fourth quarter and fiscal year 2019 ended December 29, 2019.

Recent Highlights

•	Won a key EOS S3 SoC design at Kyocera for their Torque G04 smartphone
•	Joined STMicroelectronics Partner Program so that developers using the STM32 can implement intelligent IoT edge sensing using SensiML’s complete end-to-end AI workflow
•	Delivered FLEXino Sensor Fusion Development Kit, a complete solution for IoT endpoint applications, with Flex and Infineon Technologies AG
•	Announced Renode support (an open source tool for embedded and IoT development) for EOS S3 SoC with Antmicro
•	Announced restructuring plan to reduce operating expenses in order to achieve profitability goal in fiscal year 2020

Fourth Quarter and Fiscal Year 2019 Financial Results

Total revenue for the fourth quarter of 2019 was $2.9 million, compared with $3.2 million in the fourth quarter of 2018.  New product revenue was $0.7 million in the fourth quarter of 2019, 47% lower than the $1.3 million in the fourth quarter of 2018. Mature product revenue was $2.2 million in the fourth quarter of 2019, compared with $1.9 million in the fourth quarter of 2018.

Fourth quarter 2019 GAAP gross margin was 64.9%, compared with 51.7% in the fourth quarter of 2018. Fourth quarter 2019 Non-GAAP gross margin was 65.6%, compared with 52.6% in the fourth quarter of

2018. The increase in gross margin from the same quarter a year ago was mostly due to the higher mix of mature product revenue and additional SaaS business.

Fourth quarter 2019 GAAP operating expenses were $4.8 million, compared with $4.7 million in the fourth quarter of 2018. Fourth quarter 2019 Non-GAAP operating expenses were $4.2 million, compared with $4.3 million in the fourth quarter of 2018.

Fourth quarter 2019 GAAP net loss was $3.1 million, or $0.37 per share. This compares with $3.1 million, or $0.45 per share, in the fourth quarter of 2018. Fourth quarter 2019 non-GAAP net loss was $2.4 million, or $0.29 per share, compared with $2.6 million, or $0.38 per share, in the fourth quarter of 2018. Share and per share data have been adjusted to reflect the 1-for-14 reverse stock split that was completed on December 24, 2019.

Please see below for an explanation of the Company’s non-GAAP financial measures.

Fiscal Year 2019 Results

For fiscal year 2019, total revenue was $10.3 million, compared with $12.6 million in fiscal year 2018. New product revenue for fiscal year 2019 was $3.1 million, compared with $5.7 million in fiscal year 2018. Mature product revenue was $7.2 million, compared with $6.9 million in fiscal year 2018.

Fiscal year 2019 GAAP gross margin was 57.3%, compared with 50.2% in fiscal year 2018. Non-GAAP gross margin for fiscal year 2019 was 58.0%, compared with 51.2% in fiscal year 2018.

GAAP operating expenses for fiscal year 2019 were $21.3 million, compared with $19.9 million in fiscal year 2018.  The increase was primarily due to the SensiML acquisition that was completed in January 2019. Non-GAAP operating expenses of $18.2 million for fiscal year 2019 were flat with fiscal year 2018.

GAAP net loss for fiscal year 2019 was $15.4 million, or $2.02 per share.  This compares with $13.8 million, or $2.16 per share in fiscal year 2018. Non-GAAP net loss was $12.3 million, or $1.60 per share, for fiscal year 2019.  This compares with $11.9 million, or $1.87 per share, for fiscal year 2018.

Conference Call

QuickLogic will hold a conference call to discuss its financial results and outlook at 2:30 p.m. Pacific Standard Time / 5:30 p.m. Eastern Standard Time today, February 12, 2020. The conference call will be webcast at QuickLogic’s IR Site Events Page. To join the live conference, you may dial 1-888-394-8218 and international participants should dial 1-323-794-2588. A recording of the call will be available starting approximately one hour after completion of the call. To access the recording, please call (412) 317-6671 and reference the passcode 5294729. The call recording will be archived until Wednesday, February 19, 2020, and the webcast will be available for 12 months on the Company's website at https://ir.quicklogic.com/ir-calendar.

About QuickLogic

QuickLogic is a fabless semiconductor company that develops low power, multi-core semiconductor platforms and Intellectual Property (IP) for Artificial Intelligence (AI), voice and sensor processing. The solutions include an embedded FPGA IP (eFPGA) for hardware acceleration and pre-processing, and heterogeneous multi-core SoCs that integrate eFPGA with other processors and peripherals. The Analytics Toolkit from the company's wholly-owned subsidiary, SensiML Corporation, completes the end-to-end solution with accurate sensor algorithms using AI technology. The full range of platforms, software tools and eFPGA IP enables the practical and efficient adoption of AI, voice and sensor processing across the multitude of mobile, wearable, hearable, consumer, industrial, edge and endpoint IoT applications. For more information, visit www.quicklogic.com and https://www.quicklogic.com/blog/.

QuickLogic uses its website (www.quicklogic.com), the company blog

(https://www.quicklogic.com/blog/), corporate Twitter account (@QuickLogic_Corp), Facebook page

(https://www.facebook.com/QuickLogic), and LinkedIn page

(https://www.linkedin.com/company/13512/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and QuickLogic may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the Company’s website and its social media accounts in addition to following the Company’s press releases, SEC filings, public conference calls, and webcasts.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable U.S. GAAP financial measures.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; our ability to capitalize on synergies with our newly acquired subsidiary SensiML Corporation; changes in product demand or supply; capacity constraints; general economic conditions; political events, international trade disputes, war, terrorism, natural disasters, public health issues, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; and changes in tax rates and exposure to additional tax liabilities. These and other potential factors and uncertainties that could cause actual results to differ from the results predicted are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/ and on the SEC website at www.sec.gov. In addition, please note that the date of this press release is February 12, 2020, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

ArcticLink, QuickLogic and the QuickLogic logo are registered trademarks and EOS and ArcticPro are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Company Contact

Sue Cheung

Chief Financial Officer

(408) 990-4000

ir@quicklogic.com

IR Contact

Jim Fanucchi
Darrow Associates, Inc.
(408) 404-5400
ir@quicklogic.com

CODE: QUIK-E

- Tables Follow -

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Year Ended
	December 29, 2019	December 30, 2018	September 29, 2019	December 29, 2019	December 30, 2018
Revenue	$2,871	$3,233	$2,158	$10,310	$12,629
Cost of revenue	1,008	1,561	1,117	4,405	6,295
Gross profit	1,863	1,672	1,041	5,905	6,334
Operating expenses:
Research and development	2,754	2,422	3,139	12,350	9,948
Selling, general and administrative	2,037	2,302	2,095	8,918	9,982
Total operating expense	4,791	4,724	5,234	21,268	19,930
Loss from operations	(2,928)	(3,052)	(4,193)	(15,363)	(13,596)
Interest expense	(80)	(31)	(63)	(350)	(108)
Interest and other income, net	36	51	55	189	77
Loss before income taxes	(2,972)	(3,032)	(4,201)	(15,524)	(13,627)
Provision (benefit from) for income taxes	91	33	70	(80)	152
Net loss	$(3,063)	$(3,065)	$(4,271)	$(15,444)	$(13,779)
Net loss per share:
Basic and diluted (1)	$(0.37)	$(0.45)	$(0.51)	$(2.02)	$(2.16)
Weighted average shares:
Basic and diluted (1)	8,328	6,807	8,313	7,663	6,365

(1) Net loss per share, basic and diluted share numbers are adjusted to reflect 1-for-14 reverse stock split effected on December 24, 2019.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	December 29, 2019	December 30, 2018 (1)
ASSETS
Current assets:
Cash and cash equivalents	$21,448	$26,363
Restricted cash	100	100
Accounts receivable, net	1,991	2,209
Inventories	3,260	3,836
Other current assets	1,565	1,775
Total current assets	28,364	34,283
Property and equipment, net	830	1,449
Internal Use Software, net	333	-
Right of use assets	2,370	-
Intangible assets, net	1,008	-
Goodwill	185	-
Other assets	314	354
TOTAL ASSETS	$33,404	$36,086
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$15,000	$15,000
Trade payables	1,003	1,488
Accrued liabilities	1,133	1,903
Deferred Revenue	158	-
Current portion of lease obligations	704	316
Total current liabilities	17,998	18,707
Long-term liabilities:
Lease obligations, less current portion	1,583	108
Other long-term liabilities	-	16
Total liabilities	19,581	18,831
Stockholders’ equity:
Common stock, par value (2)	8	7
Additional paid-in capital (2)	297,073	285,062
Accumulated deficit	(283,258)	(267,814)
Total stockholders’ equity	13,823	17,255
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,404	$36,086

________________________

(1)	Derived from the December 30, 2018 audited balance sheet included in the 2018 Annual Report on Form 10-K of QuickLogic Corporation.
(2)	Common stock, par value and additional paid-in capital amounts are adjusted to reflect 1-for-14 reverse stock split effected on December 24, 2019.

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF US GAAP AND NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended			Year Ended
	December 29, 2019	December 30, 2018	September 29, 2019	December 29, 2019	December 30, 2018
US GAAP loss from operations	$(2,928)	$(3,052)	$(4,193)	$(15,363)	$(13,596)
Adjustment for stock-based compensation within:
Cost of revenue	19	30	15	78	129
Research and development	534	150	521	2,242	760
Selling, general and administrative	101	294	212	824	1,012
Adjustment for the write-off of equipment:
Selling, general and administrative	2	—	—	4	5
Non-GAAP loss from operations	$(2,272)	$(2,578)	$(3,445)	$(12,215)	$(11,690)
US GAAP net loss	$(3,063)	$(3,065)	$(4,271)	$(15,444)	$(13,779)
Adjustment for stock-based compensation within:
Cost of revenue	19	30	15	78	129
Research and development	534	150	521	2,242	760
Selling, general and administrative	101	294	212	824	1,012
Adjustment for the write-off of equipment:
Selling, general and administrative	2	—	—	4	5
Non-GAAP net loss	$(2,407)	$(2,591)	$(3,523)	$(12,296)	$(11,873)
US GAAP net loss per share (1)	$(0.37)	$(0.45)	$(0.51)	$(2.02)	$(2.16)
Adjustment for stock-based compensation	0.08	0.07	0.09	0.42	0.29
Non-GAAP net loss per share	$(0.29)	$(0.38)	$(0.42)	$(1.60)	$(1.87)
US GAAP gross margin percentage	64.9%	51.7%	48.2%	57.3%	50.2%
Adjustment for stock-based compensation	0.7%	0.9%	0.7%	0.7%	1.0%
Non-GAAP gross margin percentage	65.6%	52.6%	48.9%	58.0%	51.2%

(1) Net loss per share is adjusted to reflect 1-for-14 reverse stock split effected on December 24, 2019.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue				Change in Revenue
	Q4 2019	Q3 2019	Fiscal 2019	Fiscal 2018	Q3 2019 to Q4 2019	2018 to 2019
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	25%	47%	30%	45%	(30)%	(46)%
Mature products	75%	53%	70%	55%	89%	4%
Revenue by geography:
Asia Pacific	19%	25%	30%	39%	5%	(38)%
North America	37%	70%	47%	51%	(31)%	(25)%
Europe	44%	5%	23%	10%	1028%	92%

_____________________

(1)

New products include all products manufactured on 180 nanometer or smaller semiconductor processes, eFPGA IP license, QuickAI and SensiML AI software as a service (SaaS) revenues. Mature products include all products produced on semiconductor processes larger than 180 nanometer.